                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                          ____________________________

                                    FORM 8-K

                          ___________________________

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  May 10, 1996



                        CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as specified in its charter)


                                    Delaware
                            (State of Incorporation)


                1-9046                             11-2776686
       (Commission File Number)                  (IRS Employer
                                             Identification Number)


                 One Media Crossways, Woodbury, New York  11797
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (516) 364-8450

ITEM 5.  OTHER EVENTS
- ---------------------

PENDING WARBURG TRANSACTIONS

   On May 10, 1996, Cablevision Systems Corporation (the "Company") entered into an agreement (the "Warburg Agreement") with Warburg, Pincus Investors, L.P. ("Warburg") to acquire from Warburg the interests that the Company does not already own in A-R Cable Services, Inc. ("A-R Cable"), A-R Cable Partners, Cablevision of Newark and Cablevision of Framingham Holdings, Inc. ("CFHI") (each, a "Warburg Company," and collectively, the "Warburg Companies") for an aggregate purchase price of $183 million (the "Pending Warburg Transactions"). See "Business--Other Cable Affiliates" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Form 10-K") for a description of these affiliates. The transaction is subject to the receipt of necessary regulatory approvals.

   Under the Warburg Agreement, interests in each Warburg Company will be purchased by the Company separately as the regulatory approvals related to the purchase of such Warburg Company are received. With respect to any interest in a Warburg Company that is not acquired by October 10, 1996, the allocated purchase price for each such interest will be increased from and after October 10, 1996 by an interest factor of 8% per annum, compounded quarterly, until the earlier of such date as the Company acquires the interests in such Warburg Company or February 10, 1997. If any such purchases occur prior to October 10, 1996, the purchase price for the relevant interests will be reduced by the same interest factor. If by February 10, 1997, all conditions to the Company's purchase of Warburg's interests in any one of the Warburg Companies (other than the receipt of regulatory approvals and third party consents) have been satisfied but the acquisition of such interests has not occurred, the Company will make a loan to Warburg in respect of each such Warburg Company, secured by a pledge of such interests, in the amount of the allocated purchase price therefor, plus the accrued interest resulting from the interest factor adjustment discussed above. If the Company does not make the required loan, Warburg will have the right to commence a sale process with respect to such Warburg Company and will have a preferential right to receive its purchase price from the proceeds of any such sale.

   The Pending Warburg Transactions will result in the Company increasing the number of subscribers in cable television systems that are majority owned and managed by the Company by approximately 422,000 subscribers to approximately 2,507,000 subscribers (as of March 31, 1996) and decreasing the number of subscribers in cable television systems in which the Company has non-majority investments by the same amount to approximately 245,000 subscribers (as of March 31, 1996). The funds to purchase Warburg's interests are expected to be provided by bank borrowings by the Company.

   The Company intends to designate Cablevision of Newark (which served approximately 48,000 subscribers as of March 31, 1996) as a member of the Restricted Group (as defined in the Form 10-K) and intends to make A-R Cable, A-R Cable Partners and CFHI a part of a group of unrestricted subsidiaries ("Unrestricted Cable") which consists primarily of Telerama, Inc., Cablevision of the Midwest, Inc. and Cablevision of Cleveland, L.P. ("Cablevision of Ohio") and Cablevision MFR, Inc.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
          ------------------------------------------------------------------

     (b)  PRO FORMA FINANCIAL INFORMATION


          CONDENSED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

          The following condensed pro forma consolidated balance sheet as of March 31, 1996 presents the Company's financial position as adjusted to give effect to (i) the acquisition of the 80% partnership interest in U.S. Cable Television Group, L.P. ("U.S. Cable") not owned by V Cable, Inc. ("V Cable") and the refinancing of U.S. Cable and V Cable indebtedness, (ii) the cancellation of 1,091,553 shares of treasury stock, of which 1,041,553 shares were issued to a wholly owned subsidiary of the Company in connection with the Company's acquisition of Cablevision of Boston Limited Partnership ("Cablevision of Boston") (the "Cancellation of Treasury Shares"), and (iii) the Pending Warburg Transactions, the offering of the Company's 10 1/2% Senior Subordinated Debentures due 2016 (the "Debentures") and the Company's 9 7/8% Senior Subordinated Notes due 2006 (the "Notes") and the application of the net proceeds from such offerings, in each case as if they had occurred as of that date. The following condensed pro forma consolidated statement of operations for the year ended December 31, 1995 presents the Company's consolidated results of operations as adjusted to give effect to (i) the Company's acquisition of Cablevision of Boston on December 15, 1995 (the "Cablevision of Boston Acquisition"), (ii) the redemption by the Company of its Series E Redeemable Exchangeable Convertible Preferred Stock on November 2, 1995, the issuance in September 1995 of the Company's 11 3/4% Series G Redeemable Exchangeable Preferred Stock (the "Series G Preferred Stock"), the issuance in November 1995 of $300,000,000 of the Company's 9 1/4% Senior Subordinated Notes due 2005 and the issuance in November 1995 of $345,000,000 of the Company's 8 1/2% Series I Cumulative Convertible Exchangeable Preferred Stock ("Series I Preferred Stock") and the application of the net proceeds to the Company from such offerings to repay bank indebtedness (the "1995 Refinancings"), (iii) the V Cable Transactions (as defined in the Form 10-K) and the offering of the Company's Series L Preferred Stock (the "Series L Preferred Stock Offering") and the application of the net proceeds therefrom, and (iv) the Pending Warburg Transactions and the offering of the Debentures and the Notes and the application of the proceeds from such offerings, in each case as if they had occurred at the beginning of the period presented. The following condensed pro forma consolidated statement of operations for the three months ended March 31, 1996 presents the Company's consolidated results of operations as adjusted to give effect to (i) the V Cable Transactions and the Series L Preferred Stock Offering and the application of the net proceeds therefrom and (ii) the Pending Warburg Transactions and the offering of the Debentures and the Notes and the application of the proceeds from such offerings, in each case as if they had occurred at the beginning of the period presented.

          The condensed pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical consolidated financial statements and notes thereto incorporated herein by reference. The pro forma financial information has been prepared for comparative purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Company would have been had the transactions occurred on the dates indicated nor does it purport to indicate the future results of operations or the future financial condition of the Company.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
                 CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                   PRO FORMA ADJUSTMENTS*
                                       ---------------------------------------------------
                                                                         PENDING WARBURG
                                                                           TRANSACTIONS
                                                       CANCELLATION OF   AND OFFERING OF
                                         V CABLE          TREASURY          THE NOTES
                          HISTORICAL   TRANSACTIONS        SHARES       AND THE DEBENTURES  PRO FORMA
                          -----------  ------------    ---------------  ------------------ -----------
         ASSETS
Cash and cash equiva-
 lents..................  $    28,017   $       3 (1)     $                 $   5,783 (5)  $    33,803
Accounts receivable
 trade, net.............       84,842         904 (1)                           2,974 (5)       88,720
Notes and other receiv-
 ables..................       17,461         372 (1)                           1,581 (5)       19,414
Prepaid expenses and
 other assets...........       25,075         726 (1)                           1,315 (5)       27,116
Property, plant and
 equipment, net.........    1,056,999     101,396 (1)                         144,287 (5)    1,302,682
Investments in and ad-
 vances to affiliates...      251,783     (70,000)(1)                         (11,282)(8)      170,501
Feature film inventory..      138,019                                                          138,019
Intangible assets, net..      918,984     144,473 (3)                         250,538 (6)    1,313,995
Deferred financing
 costs, interest expense
 and other costs, net...       71,926       4,600 (2)                           1,602 (5)       63,065
                                          (25,876)(2)                          10,813 (7)
                          -----------   ---------         --------          ---------      -----------
                          $ 2,593,106   $ 156,598                           $ 407,611      $ 3,157,315
                          ===========   =========         ========          =========      ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Accounts payable........  $   153,763   $  11,035 (1)     $                 $  22,951 (5)  $   187,749
Accrued liabilities.....      217,250      10,064 (1)                          23,176 (5)      250,490
Accounts payable to af-
 filiates...............       17,964         855 (1)                           6,486 (5)       19,648
                                                                               (5,657)(8)
Feature film rights pay-
 able...................      127,499                                                          127,499
Bank debt...............    1,019,026     130,660 (2)                         104,020 (5)    1,492,654
                                          288,600 (2)                        (205,572)(7)
                                          155,920 (2)
Senior debt.............      414,660    (414,660)(2)                         413,200 (5)      413,200
Subordinated deben-
 tures..................      923,627                                         399,385 (7)    1,323,012
Subordinated notes pay-
 able...................      141,268                                           9,732 (5)      151,000
Obligation to relation
 party..................      188,713                                                          188,713
Capital lease obliga-
 tions and other debt...        9,286                                                            9,286
                          -----------   ---------         --------          ---------      -----------
                            3,213,056     182,474                             767,721        4,163,251
                          -----------   ---------         --------          ---------      -----------
Deficit investment in
 affiliates.............      470,369                                        (467,849)(8)        2,520
                          -----------   ---------         --------          ---------      -----------
Series G Preferred
 Stock..................      265,336                                                          265,336
                          -----------   ---------         --------          ---------      -----------
Series L Preferred
 Stock..................      659,238                                                          659,238
                          -----------   ---------         --------          ---------      -----------
Stockholders' deficiency:
 Preferred stock........           15                                                               15
 Common stock...........          259                          (11)(4)                             248
 Paid-in capital........      225,354                      (60,381)(4)        107,739 (8)      272,712
 Accumulated deficit....   (2,180,129)    (25,876)(2)                                       (2,206,005)
                          -----------   ---------         --------          ---------      -----------
                           (1,954,501)    (25,876)         (60,392)           107,739       (1,933,030)
Less, treasury stock, at
 cost (1,091,553
 shares)................      (60,392)                      60,392 (4)                             --
                          -----------   ---------         --------          ---------      -----------
                           (2,014,893)    (25,876)             --             107,739       (1,933,030)
                          -----------   ---------         --------          ---------      -----------
                          $ 2,593,106   $ 156,598         $    --           $ 407,611      $ 3,157,315
                          ===========   =========         ========          =========      ===========

- --------
*See Note A of Notes to Condensed Pro Forma Consolidated Financial Statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
            CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    PRO FORMA ADJUSTMENTS*
                                      ------------------------------------------------------------
                                                                                        PENDING
                                                                        V CABLE         WARBURG
                                                                      TRANSACTIONS    TRANSACTIONS
                                                                      AND SERIES L    AND OFFERING
                                      CABLEVISION                      PREFERRED      OF THE NOTES
                                       OF BOSTON          1995           STOCK          AND THE
                          HISTORICAL  ACQUISITION     REFINANCINGS      OFFERING       DEBENTURES     PRO FORMA
                          ----------  -----------     ------------    ------------    ------------    ----------
Revenues................  $1,078,060   $ 59,818 (9)     $               $ 76,568 (15)   $159,458 (19) $1,373,904
                          ----------   --------         --------        --------        --------      ----------
Operating expenses:
 Technical..............     412,479     27,315 (9)                       34,895 (15)     61,501 (19)    536,190
 Selling, general and
  administrative........     266,209     18,759 (9)                       19,875 (15)     36,345 (19)    333,375
                                         (2,100)(10)                                      (5,713)(20)
 Depreciation and amor-
  tization..............     319,929      8,189 (9)                       36,329 (15)     81,696 (19)    427,270
                                         10,730 (10)                       1,216 (18)    (30,819)(21)
                          ----------   --------         --------        --------        --------      ----------
                             998,617     62,893                           92,315         143,010       1,296,835
                          ----------   --------         --------        --------        --------      ----------
 Operating profit
  (loss)................      79,443     (3,075)                         (15,747)         16,448          77,069
Other income (expense):
 Interest expense.......    (313,850)    (9,863)(9)       (2,399)(12)    (26,157)(15)    (52,621)(19)   (306,782)
                                          3,104 (11)      40,771 (13)     84,003 (16)      1,412 (20)
                                                          (6,805)(14)                    (24,377)(22)
 Interest income........       1,963        211 (9)                           70 (15)        170 (19)      2,414
 Share of affiliates'
  net loss..............     (93,024)                                      2,840 (15)     80,254 (23)     (9,930)
 Write-off of deferred
  financing costs.......      (5,517)                                                                     (5,517)
 Gain on sale of
  programming and
  affiliate interests...      35,989                                                                      35,989
 Provision for preferen-
  tial payment to re-
  lated party...........      (5,600)                                                                     (5,600)
 Minority interest......      (8,637)                                                                     (8,637)
 Miscellaneous, net.....      (8,225)      (231)(9)                         (241)(15)      5,556 (19)     (3,141)
                          ----------   --------         --------        --------        --------      ----------
Net income (loss).......    (317,458)    (9,854)          31,567          44,768          26,842        (224,135)
Dividend requirements
 applicable to preferred
 stock..................     (20,249)                    (47,869)(13)    (75,386)(17)    (34,029)(19)   (136,291)
                                                           7,213 (14)                     34,029 (23)
                          ----------   --------         --------        --------        --------      ----------
Net income (loss)
 applicable to common
 shareholders...........  $ (337,707)  $ (9,854)        $ (9,089)       $(30,618)       $ 26,842      $ (360,426)
                          ==========   ========         ========        ========        ========      ==========
Net loss per common
 share..................  $   (14.17)                                                                 $   (14.72)
                          ==========                                                                  ==========
Average number of common
 shares outstanding (in
 thousands).............      23,826        656 (9)                                                       24,482
                          ==========   ========                                                       ==========

- --------
*See Note B of Notes to Condensed Pro Forma Consolidated Financial Statements.

                CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES
            CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           PRO FORMA ADJUSTMENTS*
                                        ----------------------------
                                                          PENDING
                                          V CABLE         WARBURG
                                        TRANSACTIONS    TRANSACTIONS
                                        AND SERIES L    AND OFFERING
                                         PREFERRED      OF THE NOTES
                                           STOCK          AND THE
                            HISTORICAL    OFFERING       DEBENTURES     PRO FORMA
                            ----------  ------------    ------------    ---------
Revenues..................  $ 304,165     $19,690(24)     $ 40,985(28)  $ 364,840
                            ---------     -------         --------      ---------
Operating expenses:
  Technical...............    128,690       9,456(24)       16,484(28)    154,630
  Selling, general and ad-
   ministrative...........     72,888       4,589(24)        9,784(28)     85,829
                                                            (1,432)(29)
  Depreciation and amorti-
   zation.................     84,694       8,537(24)       12,737(28)    107,424
                                            1,205(27)          251(30)
                            ---------     -------         --------      ---------
                              286,272      23,787           37,824        347,883
                            ---------     -------         --------      ---------
Operating profit (loss)...     17,893      (4,097)           3,161         16,957
Other income (expense):
  Interest expense........    (69,697)     (6,357)(24)     (12,679)(28)   (83,007)
                                           11,473(25)          507(29)
                                                            (6,254)(31)
  Interest income.........      1,802          14(24)           57(28)      1,873
  Share of affiliates' net
   loss...................    (20,968)                      17,902(32)     (3,066)
  Write-off of deferred
   financing costs........
  Provision for preferen-
   tial payment to related
   party..................     (1,400)                                     (1,400)
  Minority interest.......     (2,355)                                     (2,355)
  Miscellaneous, net......     (1,577)        (43)(24)         (87)(28)    (1,707)
                            ---------     -------         --------      ---------
Net income (loss).........    (76,302)        990            2,607        (72,705)
Dividend requirements ap-
 plicable to preferred
 stock....................    (24,378)     (8,838)(26)      (9,388)(28)   (33,216)
                                                             9,388(32)
                            ---------     -------         --------      ---------
Net income (loss) applica-
 ble to common
 shareholders.............  $(100,680)    $(7,848)        $  2,607      $(105,921)
                            =========     =======         ========      =========
Net loss per common
 share....................  $   (4.06)                                  $   (4.27)
                            =========                                   =========
Average number of common
 shares outstanding (in
 thousands)...............     24,810                                      24,810
                            =========                                   =========

- --------
* See Note C of Notes to Condensed Pro Forma Consolidated Financial Statements.

NOTE A--NOTES TO CONDENSED PRO FORMA BALANCE SHEET AS OF MARCH 31, 1996

V CABLE TRANSACTIONS

(1) As a result of the proposed acquisition of the 80% of partnership interests in U.S. Cable not already owned by V Cable, the assets and liabilities of U.S. Cable will be combined with the Company's consolidated balance sheet amounts. The adjustments referenced by this Note (1) reflect the consolidation of such amounts as of the balance sheet date.

(2) In connection with the V Cable Transactions, the Company will (a) repay existing V Cable indebtedness totalling $414,660,000 with the proceeds of $130,660,000 under the Company's principal bank credit agreement (the "Credit Agreement") and $288,600,000 under the new Cablevision of Ohio credit facility and (b) repay additional existing U.S. Cable debt totalling $151,920,000 and redeem outstanding U.S. Cable preferred stock amounting to $4,000,000. Funds will be provided from a new U.S. Cable credit facility. Deferred interest expense and financing costs of $25,876,000 were written off in connection with the V Cable Transactions. The Company will incur financing costs of $4,600,000 in connection with the new Cablevision of Ohio credit facility.

(3) Represents the excess ($144,473,000) of the purchase price of U.S. Cable over the value of the net liabilities assumed.

CANCELLATION OF TREASURY SHARES

(4) Represents the cancellation of 1,091,553 shares of treasury stock of which 1,041,553 shares were issued to a wholly-owned subsidiary of the Company in connection with the Company's acquisition of Cablevision of Boston.

PENDING WARBURG TRANSACTIONS AND THE OFFERINGS OF THE NOTES AND THE DEBENTURES

(5) As a result of the Pending Warburg Transactions, the assets and liabilities of the Warburg Companies will be combined with the Company's consolidated balance sheet amounts. The adjustments referenced by this Note (5) reflect the consolidation of such amounts as of the balance sheet date.

(6) Represents the excess ($250,538,000) of the purchase price of the interests in the Warburg Companies not owned by the Company over the value of the net liabilities assumed.

(7) Represents the issuance of the Debentures and the Notes, the repayment of bank debt, the application of $183,000,000 of the proceeds to satisfy the purchase price under the Warburg Agreement and the application of the balance of the proceeds to pay financing costs.

(8) Represents the elimination of the Company's investment in the Warburg Companies, the reclassification of intercompany amounts and the excess of the value at March 31, 1996 ($214,439,000) of the Series A preferred stock over the purchase price attributable to such preferred stock ($106,700,000).

NOTE B--NOTES TO CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
        THE YEAR ENDED DECEMBER 31, 1995

CABLEVISION OF BOSTON ACQUISITION

(9) As a result of the acquisition of Cablevision of Boston on December 15, 1995 (and related issuance of approximately 688,000 shares of the Company's Class A Common Stock), the results of operations of Cablevision of Boston will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (9) reflect the consolidation of such amounts for the period January 1, 1995 through December 14, 1995.

(10) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $10,976,000 for the period, offset by the elimination of pre-acquisition amortization of intangibles of $246,000 and the elimination from selling, general and administrative expenses of management fees payable of $2,100,000 resulting from the Cablevision of Boston Acquisition.

(11) Represents interest expense of $6,425,000 attributable to $76,583,000 of bank debt (8.8% interest rate) reduced by pre-acquisition interest expense of $9,529,000 incurred by Cablevision of Boston on its bank debt and debt owed to Charles F. Dolan and the Company.

1995 REFINANCINGS

(12) Represents additional interest expense and amortization of deferred financing costs in connection with the issuance of the Company's 9 1/4% Senior Subordinated Notes due 2005 offset by a reduction of interest expense resulting from the repayment of bank debt bearing interest at 8.8%.

(13) Represents a reduction in interest expense resulting from the repayment of bank debt at a rate of 8.8% with the proceeds of the Series G Preferred Stock and the Series I Preferred Stock and reflects the dividends payable on the Series G Preferred Stock and the Series I Preferred Stock.

(14) Represents an increase in interest expense related to additional bank borrowings at 8.8% used to redeem the Series E Preferred Stock and the elimination of dividends payable on the Series E Preferred Stock.

V CABLE TRANSACTIONS AND THE SERIES L PREFERRED STOCK OFFERING

(15) As a result of the proposed acquisition of the 80% of partnership interests in U.S. Cable not already owned by V Cable, the results of operations of U.S. Cable will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (15) reflect the consolidation of such amounts for the year ended December 31, 1995 and the elimination of the Company's share of losses in U.S. Cable previously recorded on the equity basis.

(16) Represents the reduction in interest expense resulting from (i) the repayment of $898,803,000 of V Cable debt and $214,000,000 of U.S. Cable debt and (ii) the elimination of amortization of deferred interest and financing costs related to the repayment of debt, offset by the increase in interest expense and amortization of deferred financing costs related to additional bank borrowings of $491,803,000.

(17) Represents the dividends payable on the Series L Preferred Stock.

(18) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $144,473,000, offset by the elimination of pre-acquisition amortization of intangibles.

PENDING WARBURG TRANSACTIONS AND THE OFFERINGS OF THE NOTES AND THE DEBENTURES

(19) As a result of the Pending Warburg Transactions, the results of operations of the Warburg Companies will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (19) reflect the consolidations of such amounts for the year ended December 31, 1995.

(20) Represents the elimination of management fees and accrued interest thereon earned by the Company and recorded on the books of the Warburg Companies. These management fees and related interest had not been paid and the Company had not reflected any accrual for such amounts in its financial statements.

(21) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired offset by the elimination of pre-acquisition amortization of intangibles.

(22) Represents estimated interest expense on $400,000,000 of debt incurred by the Company in the offerings of the Debentures and the Notes (the "Offerings"), partially offset by the decrease in interest expense resulting from the repayment of bank debt with the portion of the proceeds of the Offerings not being applied to the Pending Warburg Transactions ($183,000,000) and expenses/note discount ($11,428,000) of the Offerings, and the amortization of deferred financing costs and note discount incurred in connection with the Offerings ($726,000).

(23) Represents the elimination of the net losses of the Warburg Companies previously recorded by the Company using the equity method of accounting and the elimination of the preferred stock dividends previously recorded by A-R Cable.

NOTE C--NOTES TO CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
        THE THREE MONTHS ENDED MARCH 31, 1996

V CABLE TRANSACTIONS AND THE SERIES L PREFERRED STOCK OFFERING

(24) As a result of the proposed acquisition of the 80% of partnership interests in U.S. Cable not already owned by V Cable, the results of operations of U.S. Cable will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (24) reflect the consolidation of such amounts for the fiscal quarter ended March 31, 1996 and the elimination of the Company's share of losses in U.S. Cable previously recorded on the equity basis.

(25) Represents the reduction in interest expense resulting from (i) the repayment of $414,660,000 of V Cable debt and $151,920,000 of U.S. Cable debt and (ii) the elimination of amortization of deferred interest and financing costs related to the repayment of debt, offset by the increase in interest expense and amortization of deferred financing costs related to additional bank borrowings of $520,180,000.

(26) Represents dividends payable on the Series L Preferred Stock for the period prior to its issuance in February 1996.

(27) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired of $144,473,000 offset by the elimination of pre-acquisition amortization of intangibles.

PENDING WARBURG TRANSACTIONS AND THE OFFERINGS OF THE NOTES AND THE DEBENTURES

(28) As a result of the Pending Warburg Transactions, the results of operations of the Warburg Companies will be combined with the Company's consolidated results of operations. The adjustments referenced by this Note (28) reflect the consolidations of such amounts for the fiscal quarter ended March 31, 1996.

(29) Represents the elimination of management fees and accrued interest thereon earned by the Company and recorded on the books of the Warburg Companies. The Company had previously reserved all of such management fees and accrued interest. These management fees and related interest had not been paid and the Company had not reflected any accrual for such amounts in its financial statements.

(30) Represents the amortization, based on an average 10-year life, of the excess cost over fair value of assets acquired offset by the elimination of pre-acquisition amortization of intangibles.

(31) Represents estimated interest expense on $400,000,000 of the debt incurred by the Company in the Offerings, partially offset by the decrease in interest expense resulting from the repayment of bank debt with the portion of the proceeds of the Offerings not being applied to the Pending Warburg Transactions ($183,000,000) and expenses/note discount ($11,428,000) of the Offerings, and the amortization of deferred financing costs and note discount incurred in connection with the Offerings ($182,000).

(32) Represents the elimination of the net losses of the Warburg Companies previously recorded by the Company using the equity method of accounting and the elimination of preferred stock dividends previously recorded by A-R Cable.


(c)  EXHIBITS

(12) Computation of Ratio of Deficiency of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends; Computation of Pro Forma Ratio Deficiency of Earnings to Fixed Charges.

(99) Master Stock Purchase Agreement, dated as of May 10, 1996, between Warburg, Pincus Investors, L.P., a Delaware limited partnership, and Cablevision Systems Corporation, a Delaware corporation.



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

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CABLEVISION SYSTEMS CORPORATION



                         By: /s/ Barry J. O'Leary
                             -------------------------------



Dated: May 16, 1996

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